Exhibit 99.5

A properly completed original stock order form must be used to subscribe for common stock. Please read the Stock Ownership Guide Instructions as you complete this form. HarborOne Bank Stock Information Center at _:00 p.m. Eastern Time ( )-25 shares 100,000 shares 200,000 shares Price $ Amount used for this form of payment. The undersigned authorizes withdrawal from the following account(s) at HarborOne Bank. . 00 Amount . 00 Amount or RI cities and towns listed on the reverse Coastway Bank, totaling $50 or more on February 28, 2018 (“Eligible Account on Account on Account on day, June , 2019, unless extended; otherwise this stock order form and all subscription rights will be void. modified, withdrawn or canceled without HarborOne NorthEast Bancorp, Inc.’s consent and if authorization to for withdrawal shall not otherwise be available for withdrawal by the undersigned. (continued on reverse side) HarborOne NorthEast Bancorp, Inc. Subscription & Community Offering Stock Order Form STOCK ORDER DEADLINESTOCK ORDER DELIVERY day, June , 2019If By Overnight or Hand Delivery To: (Received not postmarked)131 Copeland Drive, Mansfield, MA 02048 (1) SHARES(2) TOTAL PAYMENT DUEPurchase Limitations (see Instructions and the Prospectus) SubscriptionMinimumMaximumMaximum for associates or group X 10.00 =$ 250$ 1,000,000$ 2,000,000 (3) Check here if you are a HarborOne Bancorp, HarborOne Mutual Bancshares, HarborOne Mortgage or HarborOne Bank or any subsidiary of HarborOne Bank: EMPLOYEE, OFFICER, DIRECTOR, TRUSTEE, CORPORATOR or IMMEDIATE FAMILY MEMBER as defined on the reverse side. (4) CHECK PAYMENT Enclosed is a check, bank draft or money order in the amount indicated. Payable to HarborOne NorthEast Bancorp, Inc. Total Check Enclosed. 00 (5) WITHDRAWAL PAYMENT There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at HarborOne Bank cannot be Bank Use Account # To Withdraw Withdrawal$ Bank Use Account # To Withdraw Withdrawal$ (6) PURCHASER INFORMATION apply to the purchaser(s) in Item 7. a. The purchaser(s) had a deposit account(s) at HarborOne Bank, or the formerc. The purchaser(s) RESIDES in one of the MA Holder”).side. Indicate city or town of residence here: b. The purchaser(s) is an employee, officer, director, trustee or corporator of HarborOned. The purchaser(s) DOES NOT RESIDE in one of the cities and towns. Bank or any subsidiary of HarborOne Bank and is not an Eligible Account Holder. Account Information - List below all accounts the purchaser had as of the Subscription Offering eligibility date as indicated above. Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights. Additional space on reverse side at Item 6. Qualifying Account # of Purchaser Names(s) Qualifying Account # of Purchaser Names(s) (7) STOCK OWNERSHIP REGISTRATION (to appear on stock registration statement) Please provide all requested information. Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of your subscription rights (with certain exceptions for IRA, Keogh, 401(k) or similar plan purchases). Form of Ownership (check one box and indicate SS# or Tax ID#) BROKER / TRUSTEE USE ONLY IRA or other qualified plan SS/Tax ID# Reporting TTEE Tax ID#-Owner SS#--IndividualUniform Transfers to Business Minors Act (minor SS#) (co., corp.) Joint Tenants Fiduciary SS/Tax ID# Other TenantsIn Common (trust, estate) Registration Name Name Address Street Telephone Day City State Zip code Evening (8) ASSOCIATES / ACTING IN CONCERT (Definitions on reverse side) Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares and/or are current owners of existing shares of HarborOne Bancorp, Inc. If you checked this box, complete reverse side. (9) ACKNOWLEDGEMENT - To be effective, this stock order form must be properly completed and physically received (not postmarked) by HarborOne NorthEast Bancorp, Inc. no later than _:00 p.m., Eastern Time, The undersigned agrees that after receipt by HarborOne NorthEast Bancorp, Inc., this stock order form may not be withdraw from deposit accounts at HarborOne Bank has been given as payment for shares, the amount authorized By signing below, I also acknowledge that I have read the Certification Form & Acknowledgement continued on the reverse side of this form (Item 9). Signature Date Signature Date Community Offering Check one box below if a or b does not Subscription Offering Check only the first box below that applies to the purchaser(s) in Item 7. $ . 00

ITEM (6) PURCHASER INFORMATION (continued from reverse side) Bank Use Qualifying Account Number(s) continued Names(s) Account continued ITEM (8) ASSOCIATES / ACTING IN CONCERT (continued from reverse side) If you checked the box in Item 8 on the reverse side of this form, list below all other orders submitted by you or your associates (as defined below) or by persons acting in concert with you (as defined below) and list the number of shares of HarborOne Bancorp, Inc. you or your associates currently own. Name(s) listed on other stock order forms submitted Number of shares ordered Name(s) of existing shareholders Number of shares owned Associate – The term “associate” of a person means: (1) any corporation or organization (other than HarborOne Mutual Bancshares, HarborOne NorthEast Bancorp, Inc., HarborOne Bancorp, Inc. or HarborOne Bank or a majority owned subsidiary of any of those entities) of which a person is a senior officer, partner or is, directly or indirectly, 10% beneficial shareholder; (2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (3) any relative or spouse of such person, or any relative of such spouse, who either has the same home as the person or who is a director, trustee or officer of HarborOne Mutual Bancshares, HarborOne NorthEast Bancorp, Inc., HarborOne Bancorp, Inc. or HarborOne Bank, or any subsidiary thereof. Acting in concert – The term “acting in concert” means persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon various facts, including, among other things, joint account relationships, common address on our records, or that such persons have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of conversion, directors and trustees of HarborOne Mutual Bancshares, HarborOne Bancorp, Inc., HarborOne NorthEast Bancorp, Inc. and HarborOne Bank are not treated as associates of each other solely because of their membership on our board of directors or trustees. Unless we determine otherwise, spouses, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be presumed to be acting in concert. Immediate Family – The term ‘‘immediate family’’ means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and includes adoptive relationships. Community Offering Preferred Cities/Towns of Massachusetts and Rhode Island – Massachusetts cities and towns of Abington, Acushnet, Attleboro, Avon, Berkley, Braintree, Bridgewater, Brockton, Canton, Carver, Cohasset, Dartmouth, Dighton, Duxbury, East Bridgewater, Easton, Fairhaven, Fall River, Foxboro, Freetown, Halifax, Hanover, Hanson, Hingham, Holbrook, Hull, Kingston, Lakeville, Mansfield, Marion, Marshfield, Mattapoisett, Middleborough, Milton, New Bedford, North Attleboro, Norton, Norwell, Plainville, Pembroke, Plymouth, Plympton, Quincy, Randolph, Raynham, Rehoboth, Rochester, Rockland, Seekonk, Scituate, Sharon, Somerset, Stoughton, Swansea, Taunton, Wareham, West Bridgewater, Westport, Weymouth and Whitman, and the Rhode Island cities and towns of Barrington, Bristol, Burrillville, Central Falls, Charlestown, Coventry, Cranston, Cumberland, East Greenwich, East Providence, Exeter, Foster, Glocester, Hopkinton, Jamestown, Johnston, Lincoln, Little Compton, Middletown, Narragansett, New Shoreham, Newport, North Kingstown, North Providence, North Smithfield, Pawtucket, Portsmouth, Providence, Richmond, Scituate, Smithfield, South Kingstown, Tiverton, Warren, Warwick, West Greenwich, West Warwick, Westerly, and Woonsocket. ITEM (9) ACKNOWLEDGEMENT & SIGNATURE (continued from reverse side) Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of reorganization and minority stock issuance of HarborOne Bank and HarborOne Mutual Bancshares described in the accompanying prospectus. Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. HarborOne Bank, HarborOne NorthEast Bancorp, Inc., and HarborOne Mutual Bancshares will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.

CERTIFICATION FORM I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENT AGENCY OR THE SHARE INSURANCE FUND. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS. I further certify that, before purchasing the common stock of HarborOne NorthEast Bancorp, Inc. (the “Company”), I received a prospectus of the Company dated May , 2019 relating to such offer of common stock. The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section the risks involved in the investment in this common stock, including but not limited to the following: Risks Related to Our Business Risks Related to the Offering (By Signing the Front of this Form the Purchaser is Not Waiving Any Rights Under the Federal Securities Laws, Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

HarborOne NorthEast Bancorp, Inc. Stock Ownership Guide Individual Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc. Joint Tenants Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants. Tenants in Common Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. Uniform Transfers to Minors Act ("UTMA") Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the MA Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA MA (use minor's social security number). Fiduciaries Information provided with respect to stock to be held in a fiduciary capacity must contain the following: • The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual. • The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc. • A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity. • The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description. • The name of the maker, donor or testator and the name of the beneficiary. An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe. Stock Order Form Instructions Items 1 and 2 - Number of Shares and Total Payment Due Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase is 25 shares ($250) of common stock. As more fully described in the plan of reorganization and minority stock issuance outlined in the prospectus, the maximum allowable purchase by a person, entity or group of people through a single account is 100,000 shares ($1,000,000) of common stock. No person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than 200,000 shares ($2,000,000) of common stock. Item 3 - Employee/Officer/Director/Trustee/Corporator Information Check this box to indicate whether you are an employee, officer, director or trustee of HarborOne Bancorp, HarborOne Mutual Bancshares, HarborOne Bank, HarborOne Mortgage, or a corporator of HarborOne Mutual Bancshares, or a member of such person's immediate family. The term ‘‘immediate family’’ means: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and includes adoptive relationships. Item 4 - Payment by Check If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Your check, bank draft or money order must be made payable to HarborOne NorthEast Bancorp, Inc. Your funds will earn interest at 0.07% until the stock offering is completed or terminated. Item 5 - Payment by Withdrawal If you pay for your stock by a withdrawal from an interest-bearing deposit account at HarborOne Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate of deposit accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account or similar account. Item 6 – Purchaser Information Subscription Offering a. Check this box if the purchaser had a deposit account(s) at HarborOne Bank or the former Coastway Bank totaling $50 or more on February 28, 2018 (“Eligible Account Holder”). b. Check this box if the purchaser is an employee, officer, director, trustee or corporator of HarborOne Bank or any subsidiary of HarborOne Bank but is not an Eligible Account Holder. Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your subscription rights. Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights. Community Offering c. Check this box if you are submitting an order in the community offering and reside in one of the cities or towns indicated on the back of the stock order form (Indicate city/town of residence). d. Check this box if you are submitting an order in the community offering and do not reside in one of the preferred cities or towns. Item 7 - Stock Ownership Registration, Address, SS# or Tax ID#, Telephone Number(s) Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s). Complete the requested stock registration, mailing address and telephone number(s). The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide." Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of your subscription rights (with certain exceptions for IRA, Keogh, 401(k) or similar purchases). Item 8 – Associates/Acting in Concert Check this box and complete the reverse side of the stock order form if you or any associates or persons acting in concert with you (as defined on the reverse side of the stock order form) have submitted other orders for shares of HarborOne NorthEast Bancorp, Inc. common stock. Item 9– Acknowledgement Please review the prospectus carefully before making an investment decision. Sign and date the stock order form where indicated. Before you sign, review the stock order form, including the acknowledgement and certification (continued on the reverse side of the stock order form). Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. Your properly completed signed stock order form and payment in full (or withdrawal authorization) for the shares must be physically received (not postmarked) by HarborOne NorthEast Bancorp, Inc. no later than 5:00 p.m., Eastern Time, on day, June , 2019 or it will become void. Delivery Instructions: You may deliver your stock order form by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery to the address indicated on the stock order form. We will not accept stock order forms at our other offices. If you have any additional questions, or if you would like assistance in completing your stock order form, please call our Stock Information Center, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays. HarborOne Bank Stock Information Center, 131 Copeland Drive, Mansfield, MA 02048 ( ) -_